         As filed with the Securities and Exchange Commission on March 1, 1999
                                                          Registration No. 33-
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                        ----------------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER

                         THE SECURITIES ACT OF 1933

                        ----------------------------

                          SUNGARD DATA SYSTEMS INC.

           (Exact name of registrant as specified in its charter)

                Delaware                           51-0267091
       (State or other jurisdiction             (I.R.S. Employer
     of Incorporation or organization)          Identification No.

                        ----------------------------

                             1285 Drummers Lane
                          Wayne, Pennsylvania 19087

                  (Address of principal executive offices)


                        ----------------------------

            OPTIONS GRANTED UNDER VARIOUS STOCK OPTION AGREEMENTS

            BETWEEN STERLING WENTWORTH CORPORATION AND EMPLOYEES

                    OF STERLING WENTWORTH CORPORATION(1)

                          (Full title of the plans)


                        ----------------------------

                         LAWRENCE A. GROSS, ESQUIRE
                          SUNGARD DATA SYSTEMS INC.
                             1285 DRUMMERS LANE
                          WAYNE, PENNSYLVANIA 19087

                               (610) 341-8700

(Name, address, including zip code, and telephone number, including area code, of agent for service)


                        ----------------------------

                                              CALCULATION OF REGISTRATION FEE
==============================================================================================================================
Title of Securities                               Proposed Maximum Offering     Proposed Maximum Aggregate      Amount of
  to be Registered     Amount to be Registered       Price per Share(2)              Offering Price(2)       Registration Fee
------------------------------------------------------------------------------------------------------------------------------
Common Stock, and          1,419,488 shares                $7.27                        $10,314,222               $2,868
Options to Purchase
Common Stock
==============================================================================================================================

(1) Sterling Wentworth Corporation granted options to its employees, advisers and independent contractors pursuant to various forms of option agreements that contain substantially identical provisions.

(2) The offering price per share and the aggregate offering price are based upon the weighted average exercise price for shares subject to outstanding options granted by Sterling Wentworth Corporation.

Part I.  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     Item 1.  Plan Information

     The document(s) containing the information specified in Item 1 will be sent or given to employees as specified in Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.

     Item 2.  Registrant Information and Employee Plan Annual Information

     The document(s) containing the information specified in Item 2 will be sent or given to employees as specified in Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.


Part II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Certain Documents by Reference

     The following documents filed with the Commission are incorporated herein by reference:

          (i) the latest Annual Report of SunGard Data Systems Inc. (the "Company") on Form 10-K for the fiscal year ended December 31, 1997 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (ii) all other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in clause (i) above; and

          (iii) the description of the Company's Common Stock which is incorporated by reference in the Company's Registration Statement on Form 8-A (File No. 1-12989) filed on May 14, 1997 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All reports and other documents filed by the Registrant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Item 4.  Description of Securities

     Not applicable.

     Item 5.  Interests of Named Experts and Counsel

     Lawrence A. Gross, Esquire prepared the opinion attached to this Registration Statement as Exhibit 5.1 regarding the legality of the shares of the Company's Common Stock issuable in connection with options granted under various stock option agreements between Sterling Wentworth Corporation and its employees. Mr. Gross is Vice President and General Counsel of the Company, and as of the date of this Registration Statement, beneficially owns 5,294 shares of the Company's Common Stock, and has the right to acquire under options 98,817 shares of the Company's Common Stock in the next 60 days.

     Item 6.  Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law (the "Delaware Law") authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Company's Certificate of Incorporation, as

                                      2.

amended and By-laws provide for indemnification of the Registrant's officers and directors to the maximum extent permitted by Delaware Law.

     The Delaware General Corporation Law also provides that a Delaware corporation may, by amendment to its certificate of incorporation, eliminate personal liability of its directors to the corporation and its stockholders, in certain circumstances, for monetary damages arising from a breach of the director's duty of care. The Company has adopted an amendment to the Company's Certificate of Incorporation, as amended which limits a director's liability for monetary damages for breach of fiduciary duty, including gross negligence, except in circumstances involving certain wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

     The Company has also entered into indemnification agreements with its directors and officers providing for indemnification to the fullest extent permitted by Delaware Law and, in certain respects, the indemnification agreements provide greater protection than that specifically provided for by Delaware Law. The indemnification agreements do not provide indemnification for, among other things, conduct which is found to be knowingly fraudulent or deliberately dishonest, or for willful misconduct.

     The Company has obtained directors' and officers' liability insurance for the benefit of the Company and its stockholders in the amount of $20 million.

     Item 7.  Exemption from Registration Claimed

     Not applicable.

     Item 8.  Exhibits

     The following exhibits are filed as part of this Registration Statement.

     Exhibit No.  Description
     -----------  -----------

     5.1          Opinion of Company Counsel regarding legality.

     23.1         Consent of PricewaterhouseCoopers LLP.

     23.2 Consent of Company Counsel (included in Exhibit 5.1 to this Registration Statement).

     24.1 Power of Attorney of Directors (included as part of the signature page).

     Item 9.  Undertakings

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the Registration Statement.

          (2) That for the purpose of determining any liability under the securities act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      3.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) The undersigned Registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. in the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                       4.

                                  SIGNATURES

THE REGISTRANT

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, Pennsylvania, on the date indicated.

                                    SUNGARD DATA SYSTEMS INC.

Date:  February 26, 1999            By:  /s/ James L. Mann
                                       ---------------------------------------
                                       James L. Mann
                                       Chairman, President and
                                       Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes James L. Mann and Michael J. Ruane and each of them, as attorney-in-fact, to sign on his behalf individually and in each capacity stated below, and to file, any amendments, including post-effective amendments, to this Registration Statement.


SIGNATURE                                                         TITLE                              DATE
             /s/ James L. Mann                   Chief Executive Officer, President, and    February 26, 1999
----------------------------------------------      Chairman of the Board of Directors
James L. Mann                                         (principal executive officer)

             /s/ Michael J. Ruane                Chief Financial Officer and Vice           February 26, 1999
----------------------------------------------              President-Finance
Michael J. Ruane                                      (principal financial officer)

             /s/ Andrew P. Bronstein             Vice President and Controller              February 26, 1999
----------------------------------------------    (principal accounting officer)
Andrew P. Bronstein

             /s/ Gregory S. Bentley                         Director                        February 26, 1999
----------------------------------------------
Gregory S. Bentley

             /s/ Michael C. Brooks                          Director                        February 26, 1999
----------------------------------------------
Michael C. Brooks

             /s/ Albert A. Eisenstat                        Director                        February 26, 1999
----------------------------------------------
Albert A. Eisenstat

             /s/ Bernard Goldstein                          Director                        February 26, 1999
----------------------------------------------
Bernard Goldstein

                                      5.


SIGNATURE                                                         TITLE                              DATE
             /s/ Michael Roth                               Director                        February 26, 1999
----------------------------------------------
Michael Roth

             /s/ Malcolm I. Ruddock                         Director                        February 26, 1999
----------------------------------------------
Malcolm I. Ruddock

             /s/ Lawrence J. Schoenberg                     Director                        February 26, 1999
----------------------------------------------
Lawrence J. Schoenberg

                                       6.

                                 EXHIBIT INDEX

Exhibit
-------

5.1   Opinion of Company Counsel regarding legality.

23.1  Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Company Counsel (included in Exhibit 5.1 to this Registration Statement).

24.1  Power of Attorney of Directors (included in the signature page).

                                       7.